UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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CELANESE CORPORATION
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Supplement to Celanese Corporation Proxy Statement
For the Annual Meeting of Stockholders to be Held on April 20, 2017 (“Annual Meeting”)

Dear Stockholder:
This supplement to our Proxy Statement filed on March 10, 2017 (the “Proxy Statement”) provides further information about our amended and restated 2009 Global Incentive Plan for purposes of Item 5 of the Proxy Statement, entitled “Re-Approval of the Material Terms of Our 2009 Global Incentive Plan to Permit the Tax Deductibility of Certain Awards.” The following supplement replaces in its entirety that section of the Proxy Statement under Item 5 of the Proxy Statement, on page 81, entitled “Background and Reasons for the Re-Approval.” This supplement should be read together with the Proxy Statement. If you have already returned your proxy card or voting instruction form, or voted by other means, you do not need to take any action unless you wish to change your vote. If you wish to change your vote on any proposal, you may submit a new proxy card or take other actions described in the Proxy Statement.
Background and Reasons for the Re-Approval
The Company is asking stockholders to re-approve the “material terms” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (“Section 162(m)”) of the performance goal(s) under which compensation is to be paid, as contained in the Celanese Corporation 2009 Global Incentive Plan (the “2009 GIP”), as the same has been amended and restated (the “Amended 2009 GIP”), as described below. For these purposes, the “material terms” include the business criteria on which the performance goal is based (the “performance measures”), the maximum amount of compensation that could be paid to any individual employee during a specified period (i.e., the individual annual limits on stock options, stock appreciation rights and other performance-based awards), as well as the identification of the individuals eligible to receive awards (the “Material Terms”). The Material Terms of the Amended 2009 GIP have been described in Item 5 of the Proxy Statement and are consistent with the full copy of the Amended 2009 GIP attached as Exhibit B to the Proxy Statement.
Our board of directors believes that it is in the best interests of the Company and its stockholders to have a plan under which certain awards to executive officers can be deducted for federal income tax purposes. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) may be limited to the extent that such compensation exceeds $1,000,000 in any fiscal year. However, compensation that satisfies the requirements for “performance-based compensation” as defined in Section 162(m) is not subject to this limit and, therefore, is generally deductible in full by the Company.
To qualify as “performance-based compensation” under Section 162(m), the Material Terms under which compensation may be paid must be disclosed to, and approved by, a company’s stockholders. We refer in this proposal to the “re-approval” of the Material Terms, rather than to the “approval” of the Material Terms, because Section 162(m) requires that we ask our stockholders to “re-approve” the Material Terms of our equity compensation plan under which “performance-based compensation” may be granted at least every five years. The Material Terms of the 2009 GIP were last approved by our stockholders in 2012 and must therefore be “re-approved” by our stockholders at this time.
As noted in Exhibit B to the Proxy Statement, the 2009 GIP was amended and restated as of February 9, 2017. The Company’s compensation and management development committee recommended that our board of directors approve this amendment and restatement. Below is a summary of the amendments to the 2009 GIP, including the Material Terms that have been amended, as well as terms that have been amended that do not constitute Material Terms for purposes of Section 162(m) and are not the subject of the Item 5 management proposal. In general, the amendments to the 2009 GIP were intended to update the 2009 GIP in order to ensure appropriate design flexibility for the Company and to reflect certain

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market practices, as well as changes in certain accounting rules. The following chart summarizes these amendments:

Plan Section	162(m) Material Terms Amendments
Section 5(d), Tax Code Limits
The individual equity award limit for “performance-based compensation” under Section 162(m) was modified to provide better design flexibility and to be consistent with current market practices. The prior 2009 GIP limit prohibited awards in excess of 1,000,000 shares in any one calendar year to any one participant. The new limits (which constitute Material Terms), as described in the summary of the Amended 2009 GIP under Item 5, have been separated into limits focused on awards otherwise intended to qualify as “performance-based compensation” under Section 162(m), as follows: (i) for stock options or stock appreciation rights, no more than 1,000,000 shares may be granted in any calendar year to any participant, and (ii) for performance-based restricted stock and restricted stock unit awards that are intended to qualify as “performance-based compensation” under Section 162(m), no more than 1,000,000 shares may be granted in any calendar year to any participant. The 2017 annual grants were made under the 2009 GIP, prior to its amendment and restatement, on terms, including the individual award limit, that are consistent with those of the 2016 annual grants.

Section 13(b), Performance Criteria
Section 13(b) of the 2009 GIP lists the various performance measures that may be used to establish the objective performance metrics for certain awards intended to be “performance-based compensation” under Section 162(m). These performance measures constitute Material Terms. The Amended 2009 GIP clarifies and expands this list of performance measures to include, for example, measures such as cost controls, successful completion of financial or capital raising transactions, strategic acquisitions or divestitures or other transactions, and other measurable objectives related to recruitment or retention of personnel or employee satisfaction, and eliminates a reference to “extraordinary” items as an adjustment item, to reflect a change in accounting rules. See Item 5 and Exhibit B for a complete list of these performance measures.

Plan Section	Other Amendments
Section 5(d), Tax Code Limits
The Amended 2009 GIP authorizes other categories of awards that are not intended to qualify as “performance-based compensation” under Section 162(m). Such awards are now subject only to the overall limit on shares available under the Amended 2009 GIP, as well as our board of director’s exercise of its independent business judgment in the best interest of the Company and its stockholders. In light of the fact that only approximately 5 million shares remain available for award under the Amended 2009 GIP after taking into account the annual awards granted in 2017, there is no expectation that the Company would award any shares in excess of the prior individual award limit.
Our board of directors will periodically evaluate whether to amend the Amended 2009 GIP in the future, including with respect to the number of shares available for issuance of future awards and any individual award limits thereunder, and submit such matters to our stockholders for their approval, as may be appropriate.

Section 6(c), Vesting for Restricted Stock and Restricted Stock Units
The 2009 GIP previously included a 3-year minimum vesting requirement for time-vesting restricted stock and restricted stock unit awards. In order to add design flexibility and to be consistent with current market practices, this minimum vesting period was reduced to one year.

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Section 8(f), Dividends and Distributions
The 2009 GIP previously prohibited the payout of dividends or dividend equivalents on unvested performance vesting awards but did not prohibit such payments on unvested time-vesting awards. Consistent with evolving best practices, the Amended 2009 GIP expands this prohibition to also apply to time-vesting awards. As a result, payments of dividends and dividend equivalents on both performance-vesting and time-vesting awards will be permitted only to the extent the awards become vested.

Section 16, Withholding
Prior accounting rules limited the ability to withhold shares from equity awards to cover required tax withholding obligations to “minimum” statutory rates. Changes in accounting rules now allow this share withholding at up to “maximum” statutory rates. The Amended 2009 GIP reflects this change in accounting rules.

Because it is the Company’s and the compensation and management development committee’s policy to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation under the Amended 2009 GIP. Further, stockholder approval of the Material Terms of the Amended 2009 GIP does not guarantee that all compensation awarded under the Amended 2009 GIP will qualify as qualified performance-based compensation or otherwise be deductible. The compensation and management development committee retains the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as qualified performance-based compensation under the Amended 2009 GIP, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.
Stockholders are not being asked to approve any amendment to the 2009 GIP that is not related to the Material Terms of the Amended 2009 GIP that are being proposed for re-approval for purposes of Section 162(m). No additional shares are being added to the 2009 GIP at this time.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2017
The Celanese Corporation 2017 Notice of Annual Meeting and Proxy Statement, 2016 Annual Report and other proxy materials, including this supplement, are available at www.proxyvote.com.

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